To: Valued Investor

Subject: Muscle Maker, Inc. Performance Update

Date: 11/06/2018

Dear Valued Investor,

Some of you I have met, some I have spoken to but most I have not had the pleasure of connecting with. I wanted to take a moment and introduce myself and to also provide an update on the progress being made in the ongoing Muscle Maker turnaround efforts as well as meeting key milestones.

I joined the Company on May 1, 2018. Upon doing research on the brand, I realized Muscle Maker Grill was in a unique position to capitalize on the ever growing consumer trend of healthier eating. This is a segment of the restaurant industry that most companies are pursuing – from McDonalds healthier kids meals to Subway’s less calorie and fresh claims to the growing popularity of restaurants such as Freshii’s and Salata and even Oprah’s jump into cauliflower based pizza crusts. The trend is to offer menu items that are healthier for consumers who are demanding options. In my opinion, Muscle Maker Grill fits right into this model, which I see as a growing market. It is this trend that excites me and our team. We have a unique opportunity to not only have restaurants serving healthier options, we also have meal plans (trending) that could be leveraged better as well as a unique relationship and opportunity with the military/AAFES for future corporate locations. If you combine all of this along with a franchise model, it was an opportunity I wanted to aggressively pursue.

I am a unique CEO in that I have the proverbial “mailroom to boardroom” type of experience. While I have a Bachelors degree in Management from Northern Illinois University, I also have been an entrepreneur in owning my own Quiznos Sub restaurants, was awarded “Franchisee of the Year”, and nominated to represent Franchisees on the Advisory Council. I then re-entered the corporate world at Quiznos and moved up the ranks to Chief Operating Officer of Quiznos Worldwide and held the COO and CEO positions at Taco Bueno. At Taco Bueno, we successfully reversed multiple years of declining sales and traffic and positioned the company to be successfully sold to private equity. Even though we were a regional chain, we were voted “best Mexican QSR in America” by Market Force. I was also featured on CBS’s “Undercover Boss” while the CEO – an experience I will never forget! I have extensive experience in franchising, operations, marketing, development, training, POS systems, etc. All of this while considering myself a “family guy” with two daughters attending Oklahoma State University in the medical and research fields. I have been married for 28 years and originally come from the Chicago area but spent ten years in Denver and now five years in Dallas. I like to say “go Cubs, and Bears, and Blackhawks and Bulls” but my kids are fans of different teams so let’s just quietly root for Chicago teams while adopting local favorites!

Our Team

As part of any turnaround effort, it is critical to have the appropriate team in place to succeed. I learned a long time ago that you need to have the best talent available to succeed. You cannot do everything on your own and you have to rely on your team to accomplish the company goals.

The company has recently added several key people to our Executive team. This includes a new COO, new CFO, new CIO position and several new board members.

Our new Chief Operating Officer, Kenn Miller, joins the company with extensive experience in operations, franchise relations, construction and real estate. He has worked closely with me for 15 years and is a talent that we are extremely fortunate to attract. Kenn has experience with Quiznos, Dickey’s BBQ, Taco Bueno and Rocky Mountain Chocolate Factory as well as owning his own restaurants at Quiznos. In addition, he has extensive experience in the gym equipment industry and played college football (even got an invitation to try out for the Chicago Bears). All of this experience and lifestyle is perfect for Muscle Maker Grill.

Our new Chief Financial Officer, Ferdinand Groenewald, re-joined the company in October. He has experience in the public company sector and holds his CPA license. Ferdie (that’s what we call him), brings to the table corporate knowledge of our past accounting and financial practices but will be in the position today to make the needed adjustments to make timely and accurate reporting and improving our internal controls. Ferdie will also be overseeing insurance, human resources and contract negotiations.

The company created a full-time position of Chief Investment Officer that allows the company to have a resource dedicated full time to Muscle Maker Grill. Kevin Mohan has accepted this position and is now working on Muscle Maker Grill full-time focusing his efforts on raising capital, positioning the Company for the capital markets, investor relations and communications.

Our Board of Directors has evolved. Tim Betts has stepped down as Chairman of the Board and is no longer a Board member. Merlin Spencer resigned previously as well. Kevin Mohan has become Chairman of the Board and we have added two new Board Members to the team, Peter Petrosian and Omprakash Vajinapalli (he goes by Opiee). Peter has vast experience in restaurant operations, development, franchising, real estate and strategy. He also has experience with larger brands such as Marriott Corporation. Opiee brings extensive experience in the IT area where the company did not have any personnel qualified to address a vast assortment of IT related questions – from infrastructure to programming to hardware. We are currently looking to add one additional board member that will come from Catalytic Capital.

Funding

The Company recently entered into agreements with various investors providing for the issuance of Senior Secured Convertible Promissory Notes in the principal amount of $2,000,000 which included the conversion of $635,000 in existing debt. The deal structure provides for two additional $1,000,000 tranches when certain milestones are met.

This agreement is a significant step towards putting Muscle Maker in a position to grow again.

New military growth

The company is opening a new military base location at Fort Sill in Lawton, Oklahoma in November 2018. The grand opening target date is the week of 11/05. This continues our strategy of opening corporate locations on military bases where we can offer a healthier dining alternative to military personnel in support of Operation Live Well. The company is also currently reviewing potential locations for 4-6 additional military sites.

Franchise growth

Several franchisee locations have recently opened. These Grand Openings were located in Philadelphia, PA, West Palm Beach, FL and Chesapeake, VA. We also have several locations under construction in Houston, TX, Norfolk, VA and Raleigh, NC that are projected to open in Q4, 2018. Franchise growth continues to be a key component of our overall strategy and a renewed emphasis on franchising will begin in 2019. Both Kenn Miller and I have extensive experience in franchising, including being award winning franchisees. We will be implementing a renewed emphasis on successful franchise operations and improved profitability for the system.

Operations/Marketing

From an operational standpoint, we have also pursued and achieved the below goals:

●	Menu development- The company is aggressively pursuing a revamp of the current menu offerings. We need “new news” to generate excitement around the brand and are in the process of rolling out new items.

●	Burger Bar menu launch

●	In October 2018, the company launched its new healthier burger bar. This includes five new recipes and allows a consumer to customize their base protein between: grass fed lean beef, all natural chicken, veggie burger or turkey burger. This launch will be supported with in-store POP, loyalty app announcements, email marketing and social media including a new social media video clip showing how the burgers are made. The expanded category will become a main menu option moving forward.

●	Wraps:

●	The category will be expanded. This will likely cover 10 wraps from our current 5-8 wraps. We will be adding new healthier options like: Texas BBQ Chicken & Bacon, California Chicken Club, Mexican Chicken & Quinoa, Buffalo Avocado Ranch and Steak Fajita. Wraps are our largest selling category today and we need to expand the offerings with more current, up to date items along with new ingredients such as black beans, corn, creamy avocado sauce, cilantro, etc.

●	Bowls:

●	This category will be modified in its offerings. We are looking at multiple items while still keeping it around 8-10 options. The key change here will be allowing guests to choose their base (rice, rice & beans, whole wheat pasta or broccoli) while also choosing their protein, similar to the burger bar menu rollout. New bowls could include items using sriracha, new avocado based dressings like avocado ranch, feta cheese, black olives, etc.

●	Flatbreads:

●	We are dropping slow moving items and replacing with new, trendier items such as the extreme veggie, buffalo chicken, chicken bacon avocado, steak fajita, etc. The idea is to leverage our existing ingredients but in new flavor profiles and options.

●	Salads:

●	We are removing slow moving and high food cost items. These will be replaced with newer items focused on expanding the healthy focus. Items we are looking at include: chicken quinoa fiesta salad, Cucumber Quinoa Avocado salad and Quinoa Cranberries and Feta cheese Salad. Compare these to our “cheeseburger salad” and I think you can sense the difference.

●	Sides:

●	We offer “free” sides with any wrap or burger offering. We will eliminate slow moving, high food cost, operationally difficult to execute items with simple to execute and more cost favorable items. One item we are looking at is a black bean side salad. This consists of black beans, corn, tomato, red onion, jalapeno and lime juice all grilled up in olive oil with a dusting of chili powder and cumin. Its cost is low and its flavor profile is big. More items will be looked at to enhance this area of the menu while also reducing food costs and operational complexity.

●	We will also be testing a lineup of cauliflower based products: cauliflower flatbread crust, cauliflower rice and cauliflower potatoes.

●	Dessert:

●	The company has an agreement in principle to conduct a pilot in 1-2 locations. This company provides an alternative dessert option with over 35 flavors of hand-made fudge with a healthier for you profile, fitting in with our culture. The Belgian Gourmet fudge was voted best in America and contains 30% less sugar than competitors. There are other “healthier for you” specifications. Finally, they take a certain percentage of all sales to use to build water wells and other philanthropic activities in Africa bringing in a social responsibility facet to the business.

●	Fresh brewed Tea

●	The company is currently in discussions with a fresh brewed tea concept that would bring gourmet teas in a variety of flavors to our restaurants. Currently, our beverages consist only of bottled drinks with high food costs. Fresh brewed tea is considered healthier than soda and sugar based drinks and also improves the food cost of our beverage category.

●	Food Costs. The company has identified several areas where we can reduce our food costs and are in the process of implementation. These changes will continue to be rolled into the system over time as inventory is depleted, POP (point of purchase) materials are changed, graphics created, etc.

●	Switched corporate stores from a 2 panel menu to a 3 panel menu. This allows the company to display its full menu versus only 50% of the menu. This change will enable the company to highlight lower food cost options than what was currently on the menu panels today. Its estimated impact is a food cost reduction, due to shifting the menu mix, of up to 1%.

●	Bottled beverage program. We implemented an official plan-o-gram for all bottled beverages resulting in a reduction of inventory options from over 100 down to approximately 25 options. This will reduce inventory and only allow restaurants to carry better profit margin items. Estimated food cost saving of .25% - .50%.

●	We are actively looking at ways to reduce the number of ingredients and menu items. Food waste is a big portion of our overall food costs and reducing ingredients and items will allow for less food waste. Food cost savings TBD.

●	Other areas we are looking at include: new salad blend, new burger specs, new chicken specs, holding time options for faster service and new paper products.

●	Overall, our goal is to reduce food and paper costs by at least 5%. We believe this can be achieved by changing menu mix, reducing waste, new product offerings, new pricing and overall management of inventory, portioning and discounts.

●	Other Accomplishments

●	Company negotiated a settlement of two litigation matters seeking damages of $2.35M for $200,000 plus security deposits forfeited. The settlement terms call for $25,000 down and the remainder ($175,000) payable over 20 months. This is in line with our cash flow models.

●	Company has executed against other administrative tasks, including: lowered EPLI insurance costs, streamlined health insurance premiums across all employees requiring each employee to contribute 25% of total insurance costs, filed all state and federal income taxes for all entities, updated company information with all secretary of state entities, implemented various cash handling policies, expense policies, vacation policies, updated employee handbook, etc.

●	Executed employment agreements with key executive personnel locking in employees for up to 24 months.

●	Expanded Board of Directors by two new members bringing in restaurant industry knowledge or specific skill sets surrounding technology.

I am very proud of the accomplishments the team has completed in such a short period of time with limited resources. As we continue to move forward, we begin to transition the company into a better operational position – reducing food and labor costs, improving franchisee relations, franchise sales, obtain efficiencies in buildout costs, develop military relationships, build sales, etc. While we have a long way to go in making this a great company, I do believe we are well on our way to a comeback that all of us can be proud of.

Thanks,

Mike

Forward-Looking Statements

This document may include ‘‘forward-looking statements.’’ To the extent that the information presented in this document discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ‘‘should,’’ ‘‘may,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘forecasts,’’ ‘‘expects,’’ ‘‘plans,’’ “goals” and ‘‘proposes.’’ Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.

Legal Disclaimer

This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. There is no assurance that Muscle Maker will be able to acquire additional funding, that any financing will be available in amounts or on terms acceptable to Muscle Maker, that Muscle Maker’s OTC Markets application, if submitted, will be approved or that a market for Muscle Maker’s common stock will develop.